Exhibit 99.1

Magnolia Oil & Gas Corporation Announces Second Quarter 2020 Results

HOUSTON, TX, August 5, 2020 - Magnolia Oil & Gas Corporation (“Magnolia,” “we,” “our,” or the “Company”) (NYSE: MGY) today announced its financial and operational results for the second quarter of 2020.

Second Quarter 2020 Highlights:

•	Magnolia reported a second quarter 2020 net loss of $29.4 million and net loss attributable to Class A Common Stock of $18.3 million, or $0.11 per share. Second quarter 2020 total adjusted loss was $14.0 million, or $0.08 per share.
•	Second quarter 2020 production averaged 64.1 thousand barrels of oil equivalent per day ("Mboe/d") and toward the higher end of our guidance range. Oil production averaged 33.9 thousand barrels per day ("Mbbl/d") or 53 percent of total volumes. Magnolia did not complete any operated wells during the second quarter and production shut-ins were in line with earlier guidance of less than 5 percent of our May 2020 operated volumes.
•	Production from Giddings(1) averaged 23.3 Mboe/d in the second quarter 2020, with oil production representing 6.4 Mbbl/d. Oil production at Giddings during the quarter was flat compared to first quarter levels despite having not brought any new wells on line since February, demonstrating the lower production decline rate from this asset.
•	Magnolia currently has 14 wells producing in our initial core development area. The 30, 90, and 180-day production rates have averaged 1,534, 1,557, and 1,374 barrels of oil equivalent per day ("boe/d"), respectively (~50% oil on a two-stream basis).
•	Adjusted EBITDAX during the second quarter of 2020 was $40.2 million. Drilling and Completion costs ("D&C") for the quarter were $27.3 million. Magnolia continues to target D&C spending during 2020 of approximately 60 percent of adjusted EBITDAX.
•	Total adjusted cash costs(2) declined 18 percent sequentially to $8.50 per boe in the second quarter 2020 compared to $10.37 per boe in the first quarter 2020. We remain on track to achieve approximately $55 million of savings in our 2020 total cash costs as guided earlier this year.
•	Magnolia ended the quarter with approximately $116.9 million of cash on its balance sheet and remains undrawn on its $450 million revolving credit facility. The Company has no debt maturities until 2026 and has no plans to increase its debt levels.

“Despite one of the most challenging macro environments ever experienced by the industry, Magnolia successfully managed through the recent period of severe weakness in product prices,” said Magnolia Chairman, President, and CEO, Steve Chazen. “This was due to our low levels of debt and our high quality, capital efficient assets. Our business model continues to prioritize low financial leverage and disciplined capital spending, providing consistent free cash flow generation. Our focused business has allowed us to reduce our overhead and operating expenses to the current environment and we expect to make further progress.

“All of our assets have outperformed our expectations. We continue to advance our understanding and operating capabilities at Giddings, as evidenced by the per well 6-month production results averaging approximately 120,000 barrels of oil and 750,000 Mcf of natural gas.  Positive drilling results at Giddings combined with the recent improvement and stability in product prices, should allow for further drilling in our core area. We plan to begin completing the Giddings DUCs in the latter part of the third quarter. Our pace of activity continues to be guided by commodity prices and free cash flow generation.

“Our objectives remain the same, with the level of spending for the year to be around 60 percent of our adjusted EBITDAX. At current product prices, we would expect to return to profitability and our cash levels to build through the remainder of the year.”

Operational Update

Second quarter total company production averaged 64.1 Mboe/d, with oil production representing 53 percent of our volumes. Production from the Karnes area and from Giddings and Other averaged 40.8 Mboe/d and 23.3 Mboe/d, respectively, during the second quarter 2020. Despite not bringing any new wells on line during the second quarter, Giddings and Other production volumes were approximately flat with the 23.9 Mboe/d produced in the first quarter of 2020. Giddings oil production was 6.4 Mbbl/d and similar with first quarter levels of 6.5 Mbbl/d.

Magnolia did not bring any operated wells on line throughout our assets during the second quarter. We are currently operating one rig at Giddings which is drilling a three-well pad. Once drilling on this pad is finished, we will have 8 uncompleted wells from 3 pads at Giddings and a total of 10 uncompleted wells in the Karnes area. We expect to begin completing the drilled but uncompleted wells ("DUCs") at Giddings before the end of this quarter. The drilling of additional wells in Giddings is dependent on product prices. Magnolia does not currently plan to complete any operated wells in the Karnes area during the remainder of 2020.

(1)	Giddings includes other production not located in the Giddings Field.
(2)	Total adjusted cash costs include lease operating expense, gathering transportation and processing, taxes other than income, exploration expense, excluding non-cash impairments, general and administrative expenses, excluding non-cash stock based compensation, and interest expense, excluding amortization of deferred financing costs.

Magnolia has brought on line a total of 28 horizontal wells in Giddings over the last three years. Until this year, we focused on evaluating and appraising a sizable portion of approximately 630,000 gross acres in the Giddings Field. Beginning with this year, we applied some of our learnings and shifted some of our appraisal activity to an early stage development program concentrated on an area encompassing approximately 70,000 acres. In this early stage development area, Magnolia currently has 14 producing wells with at least 180 days of production history. These wells have average 30, 90, and 180-day production rates of 1,534, 1,557, and 1,374 boe/d, respectively, with oil consisting of approximately half of the total production.

	30-Day	90-Day	180-Day
Well Count	14	14	14
Oil Bbls/d	781	783	677
boe/d (two-stream)	1,534	1,557	1,374

The production results demonstrate the shallower production declines from the Giddings wells. The shift from appraisal to development activity has also helped to drive down our overall well costs. Despite the average lateral length increasing from 5,000 feet to between 6,000 to 7,000 feet, recent development well costs have fallen to less than $7 million. We believe we can drive overall well costs toward $6 million per well through additional experience and efficiencies. The shallower decline rates and lower well costs speaks to the improved capital efficiency we are seeing from our early stage development at Giddings.

Guidance

Magnolia continues to target capital spending of within approximately 60 percent of adjusted 2020 EBITDAX. We expect our third quarter production to average between 55-58 Mboe/d with oil expected to be 50-52 percent of the total volumes. These estimates assume no new operated wells come on line during the quarter. As we bring wells on line in Giddings later this year, we expect our production levels for both the fourth quarter and the 2020 exit rate to exceed our production in the third quarter. Oil differentials are expected to be at an approximately $3 per barrel discount to MEH, which is similar to our historical levels.

Quarterly Report on Form 10-Q

Magnolia's financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020, which is expected to be filed with the U.S. Securities and Exchange Commission ("SEC") on August 6, 2020.

Conference Call and Webcast

Magnolia will host an investor conference call on Thursday, August 6, 2020 at 10:00 a.m. Central (11:00 a.m. Eastern) to discuss these operating and financial results. Interested parties may join the webcast by visiting Magnolia's website at www.magnoliaoilgas.com/investors/events-and-presentations and clicking on the webcast link or by dialing 1-844-701-1059. A replay of the webcast will be posted on Magnolia's website following completion of the call.

About Magnolia Oil & Gas Corporation

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders through steady production growth, strong pre-tax margins, and free cash flow. For more information, visit www.magnoliaoilgas.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the length, scope and severity of the recent coronavirus disease 2019 (“COVID-19”) pandemic, including the effects of related public health concerns and the impact of actions taken by governmental authorities and other third parties in response to the pandemic and its impact on commodity prices, supply and demand considerations, and storage capacity; (ii) the outcome of any legal proceedings that may be instituted against Magnolia; (iii) Magnolia’s ability to realize the anticipated benefits of its business combination, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iv) changes in applicable laws or regulations; and (v) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts for Magnolia Oil & Gas Corporation

Investors

Brian Corales

(713) 842-9036

bcorales@mgyoil.com

Media

Art Pike

(713) 842-9057

apike@mgyoil.com

Magnolia Oil & Gas Corporation

Operating Highlights

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Production:
Oil (MBbls)	3,089	3,189	6,479	6,095
Natural gas (MMcf)	9,763	10,057	19,817	19,820
NGLs (MBbls)	1,122	1,060	2,276	2,144
Total (Mboe)	5,838	5,925	12,058	11,542

Average daily production:
Oil (Bbls/d)	33,940	35,044	35,600	33,674
Natural gas (Mcf/d)	107,289	110,516	108,882	109,503
NGLs (Bbls/d)	12,324	11,648	12,506	11,845
Total (boe/d)	64,146	65,111	66,253	63,770

Revenues (in thousands):
Oil sales	$60,790	$204,513	$215,476	$376,167
Natural gas sales	13,168	22,590	29,343	49,965
NGL sales	8,881	15,855	19,385	35,499
Total Revenues	$82,839	$242,958	$264,204	$461,631

Average sales price:
Oil (per Bbl)	$19.68	$64.13	$33.26	$61.72
Natural gas (per Mcf)	1.35	2.25	1.48	2.52
NGL (per Bbl)	7.92	14.96	8.52	16.56
Total (per boe)	$14.19	$41.01	$21.91	$40.00

NYMEX WTI ($/Bbl)	$27.85	$59.83	$36.97	$57.38
NYMEX Henry Hub ($/Mcf)	$1.71	$2.64	$1.83	$2.89
Realization to benchmark:
Oil (per Bbl)	71%	107%	90%	108%
Natural Gas (per Mcf)	79%	85%	81%	87%

Operating Expenses (in thousands):
Lease operating expenses	$18,310	$24,895	$42,473	$46,413
Gathering, transportation and processing	6,788	7,431	14,807	16,746
Taxes other than income	5,525	13,091	15,543	27,492
Depreciation, depletion and amortization	50,870	126,102	193,542	242,048

Operating costs per boe:
Lease operating expenses	$3.14	$4.20	$3.52	$4.02
Gathering, transportation and processing	1.16	1.25	1.23	1.45
Taxes other than income	0.95	2.21	1.29	2.38
Depreciation, depletion and amortization	8.71	21.28	16.05	20.97

Magnolia Oil & Gas Corporation

Consolidated Statements of Operations

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
REVENUES
Oil revenues	$60,790	$204,513	$215,476	$376,167
Natural gas revenues	13,168	22,590	29,343	49,965
Natural gas liquids revenues	8,881	15,855	19,385	35,499
Total revenues	82,839	242,958	264,204	461,631

OPERATING EXPENSES
Lease operating expenses	18,310	24,895	42,473	46,413
Gathering, transportation and processing	6,788	7,431	14,807	16,746
Taxes other than income	5,525	13,091	15,543	27,492
Exploration expense	6,462	3,617	562,888	6,093
Impairment of oil and natural gas properties	—	—	1,381,258	—
Asset retirement obligation accretion	1,464	1,373	2,902	2,701
Depreciation, depletion and amortization	50,870	126,102	193,542	242,048
Amortization of intangible assets	3,626	3,626	7,253	7,253
General & administrative expenses	15,729	19,106	33,809	35,302
Transaction related costs	—	85	—	438
Total operating costs and expenses	108,774	199,326	2,254,475	384,486

OPERATING INCOME (LOSS)	(25,935)	43,632	(1,990,271)	77,145

OTHER INCOME (EXPENSE)
Income from equity method investee	611	128	1,052	516
Interest expense, net	(7,256)	(7,299)	(14,012)	(14,715)
Other expense, net	13	(13)	(460)	(11)
Total other income (expense)	(6,632)	(7,184)	(13,420)	(14,210)

INCOME (LOSS) BEFORE INCOME TAXES	(32,567)	36,448	(2,003,691)	62,935
Income tax expense (benefit)	(3,176)	5,145	(79,001)	8,920
NET INCOME (LOSS)	(29,391)	31,303	(1,924,690)	54,015
LESS: Net income (loss) attributable to noncontrolling interest	(11,119)	12,797	(679,408)	22,484
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCK	$(18,272)	$18,506	$(1,245,282)	$31,531

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.11)	$0.12	$(7.46)	$0.20
Diluted	$(0.11)	$0.12	$(7.46)	$0.20
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	166,572	156,844	166,860	156,584
Diluted	166,572	159,057	166,860	158,587
WEIGHTED AVERAGE NUMBER OF CLASS B SHARES OUTSTANDING(1)	85,790	91,790	85,790	92,547

(1)  Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of  common shares outstanding.

Magnolia Oil & Gas Corporation

Summary Cash Flow Data

(In thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME (LOSS)	$(29,391)	$31,303	$(1,924,690)	$54,015
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	50,870	126,102	193,542	242,048
Amortization of intangible assets	3,626	3,626	7,253	7,253
Exploration expense, non-cash	6,440	—	561,629	483
Impairment of oil and natural gas properties	—	—	1,381,258	—
Asset retirement obligations accretion expense	1,464	1,373	2,902	2,701
Amortization of deferred financing costs	901	881	1,797	1,752
Deferred tax expense (benefit)	(3,181)	4,935	(77,834)	8,351
Stock based compensation	3,065	3,115	5,944	5,547
Other	(611)	(35)	(1,052)	(424)
Net change in operating assets and liabilities	(2,219)	21,529	15,093	(12,335)
Net cash provided by operating activities	30,964	192,829	165,842	309,391

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of EnerVest properties, final settlement	—	—	—	4,250
Acquisitions, other	(392)	(38,577)	(69,782)	(91,903)
Additions to oil and natural gas properties	(28,260)	(117,372)	(129,651)	(263,064)
Changes in working capital associated with additions to oil and natural gas properties	(31,562)	(15,502)	(24,381)	(4,245)
Other investing	(145)	(445)	(345)	(248)
Net cash used in investing activities	(60,359)	(171,896)	(224,159)	(355,210)

CASH FLOW FROM FINANCING ACTIVITIES
Contributions from noncontrolling interest owners	—	—	—	7,301
Distributions to noncontrolling interest owners	(206)	(226)	(490)	(226)
Repurchase of common stock	—	—	(6,483)	—
Other financing activities	(41)	(305)	(493)	(305)
Net cash used in financing activities	(247)	(531)	(7,466)	6,770

NET CHANGE IN CASH AND CASH EQUIVALENTS	(29,642)	20,402	(65,783)	(39,049)
Cash and cash equivalents – Beginning of period	146,492	76,307	182,633	135,758
Cash and cash equivalents – End of period	$116,850	$96,709	$116,850	$96,709

Magnolia Oil & Gas Corporation

Summary Balance Sheet Data

(In thousands)

	June 30, 2020	December 31, 2019
Cash and cash equivalents	$116,850	$182,633
Other current assets	65,654	110,585
Property, plant and equipment, net	1,181,420	3,116,757
Other assets	49,155	56,431
Total assets	$1,413,079	$3,466,406

Current liabilities	$120,313	$175,208
Long-term debt, net	390,464	389,835
Other long-term liabilities	99,978	172,834
Common stock	26	26
Additional paid in capital	1,706,121	1,703,362
Treasury stock	(16,760)	(10,277)
Retained earnings (accumulated deficit)	(1,162,342)	82,940
Noncontrolling interests	275,279	952,478
Total liabilities and equity	$1,413,079	$3,466,406

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income (loss) to adjusted EBITDAX

In this press release, we refer to adjusted EBITDAX, a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization, amortization of intangible assets, accretion of asset retirement obligations, non-cash stock based compensation expense, exploration costs, and certain transaction costs. Adjusted EBITDAX is not a measure of net income (loss) in accordance with GAAP.

Our management believes that adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We also believe that securities analysts, investors, and other interested parties may use adjusted EBITDAX in the evaluation of our Company. We exclude the items listed above from net income (loss) in arriving at adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of adjusted EBITDAX. Our presentation of adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of net income (loss) to adjusted EBITDAX, our most directly comparable financial measure calculated and presented in accordance with GAAP:

	For the Three Months Ended
(In thousands)	June 30, 2020	June 30, 2019
NET INCOME (LOSS)	$(29,391)	$31,303
Exploration expense	6,462	3,617
Asset retirement obligations accretion	1,464	1,373
Depreciation, depletion and amortization	50,870	126,102
Amortization of intangible assets	3,626	3,626
Interest expense, net	7,256	7,299
Income tax expense (benefit)	(3,176)	5,145
EBITDAX	37,111	178,465
Non-cash stock based compensation expense	3,065	3,115
Transaction related costs(1)	—	85
Adjusted EBITDAX	$40,176	$181,665

(1) Transaction costs incurred related to the execution of our business combination with EnerVest, Ltd. and its affiliates, including legal fees, advisory fees, consulting fees, accounting fees, employee placement fees, and other transaction and facilitation costs.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income (loss) attributable to Class A Common Stock to adjusted earnings (loss)

Our presentation of adjusted earnings (loss) and adjusted earnings (loss) per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Class A Common Stock. Management uses adjusted earnings (loss) and adjusted earnings (loss) per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings (loss) may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings (loss) and adjusted earnings (loss) per share may not be comparable to similar measures of other companies in our industry.

(In thousands, except per share data)	For the Three Months Ended June 30, 2020	Per Share Diluted EPS	For the Three Months Ended June 30, 2019	Per Share Diluted EPS
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCK	$(18,272)	$(0.11)	$18,506	$0.12
Adjustments:
Impairment of unproved properties(1)	6,440	0.04	—	—
Transaction related costs	—	—	85	—
Noncontrolling interest impact of adjustments	(2,183)	(0.01)	—	—
Tax adjustments	—	—	(18)	—
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCK	$(14,015)	$(0.08)	$18,573	$0.12

(1)	Impairment of unproved properties is included within Exploration expense on the Consolidated Statement of Operations.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income (loss) to adjusted net income (loss)

Our presentation of adjusted net income (loss) is a non-GAAP measures because it excludes the effect of certain items included in Net income (loss) and adjusts for income taxes assuming the exchange of all outstanding Magnolia LLC Units and corresponding Class B Common Stock for shares of Class A Common Stock. Management uses adjusted net income (loss) to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted net income (loss) may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes adjusting these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted net income (loss) may not be comparable to similar measures of other companies in our industry.

	For the Three Months Ended
(In thousands)	June 30, 2020	June 30, 2019
NET INCOME (LOSS)	$(29,391)	$31,303
Income tax expense (benefit)	(3,176)	5,145
INCOME (LOSS) BEFORE INCOME TAXES	(32,567)	36,448
Adjustments:
Impairment of unproved properties(1)	6,440	—
Transaction costs	—	85
ADJUSTED INCOME (LOSS) BEFORE INCOME TAXES	(26,127)	36,533
Adjusted income tax expense (benefit)(2)	(5,629)	7,672
ADJUSTED NET INCOME (LOSS)	$(20,498)	$28,861

Diluted weighted average shares of Class A Common Stock outstanding during the period	166,572	159,057
Weighted average shares of Class B Common Stock outstanding during the period(3)	85,790	91,790
Total weighted average shares of Class A and B Common Stock, including dilutive impact of other securities(3)	252,362	250,847

(1) Impairment of unproved properties is included within Exploration expense on the Consolidated Statement of Operations.

(2) Represents corporate income taxes at an assumed effective tax rate of 21.5% and 21.0% for the three months ended June 30, 2020 and 2019, respectively.

(3) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of cash costs to adjusted cash costs

Our presentation of adjusted cash costs is a supplemental non-GAAP financial measure that is used by management. Adjusted cash costs exclude stock based compensation expense and unproved property impairment because they are non-cash in nature. We define adjusted cash costs as lease operating expenses, gathering, transportation and processing, taxes other than income, exploration expense, general & administrative expense, and interest expense, adjusted for certain non-cash components of exploration expense and general & administrative expense. Management believes that adjusted cash costs provides relevant and useful information, which is used by our management in assessing the Company’s profitability and comparability of results to our peers.

As a performance measure, adjusted cash costs may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted cash costs may not be comparable to similar measures of other companies in our industry.

	For the Three Months Ended
(In $/boe)	June 30, 2020	March 31, 2020	June 30, 2019
Lease operating expenses	$3.14	$3.88	$4.20
Gathering, transportation and processing	1.16	1.29	1.25
Taxes other than income	0.95	1.61	2.21
Exploration expense	1.11	89.43	0.61
General & administrative expenses	2.69	2.91	3.22
Interest expense, net	1.24	1.09	1.23
Total cash costs	10.29	100.21	12.72
Less: Exploration expense, non-cash(1)	(1.11)	(89.23)	—
Less: General & administrative expenses, non-cash(2)	(0.53)	(0.47)	(0.53)
Less: Amortization of deferred financing costs(3)	(0.15)	(0.14)	(0.15)
Total adjusted cash costs	$8.50	$10.37	$12.04

(1) Exploration expense, non-cash includes unproved property impairment of $6.4 million and $555.2 million for the three months ended June 30, 2020 and March 31, 2020, respectively.

(2) General & administrative expenses, non-cash includes stock based compensation of $3.1 million for each of the three months ended June 30, 2020 and 2019, respectively, and $2.9 million for the three months ended March 31, 2020.

(3) Amortization of deferred financing costs included in Interest expense, net, on the Consolidated Statement of Operations was $0.9 million for each of the three months ended June 30, 2020, March 31, 2020, and June 30, 2019.